Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

MasterCraft Boat Holdings, Inc. and subsidiaries

Vonore, Tennessee

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-212812) and Form S-8 (No. 333-205825) of MasterCraft Boat Holdings, Inc. and subsidiaries of our report dated September 13, 2019, relating to the consolidated financial statements, which appear in this Annual Report on Form 10-K.

/s/ BDO USA, LLP

Atlanta, Georgia

September 2, 2021